Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF October 15, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians:
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
	Citibank, N.A.	Global Bond Certificates*
C.	Foreign Subcustodians:

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Country	Subcustodian Name	Central Depository	2nd Central Depository	3rd Central Depository
Argentina	HSBC Bank Argentina S.A	CVSA (Caja de Valores S.A.)	CRYL (Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)
Australia	JPMorgan Chase Bank, N.A.	Austraclear (ASX Austraclear Limited)	ASTC (ASX Settlement & Transfer Corporation Pty Ltd.)
Austria	UniCredit Bank Austria AG	OeKB (Oesterreichische Kontrollbank AG)
Bahrain	HSBC Bank Middle East Limited	CDS (Bahrain Stock Exchange Clearing, Settlement and Central Depository System)
Bangladesh	Standard Chartered Bank	CDBL (Central Depository Bangladesh Limited)
Belgium	Fortis Bank (Nederland) N.V.	Euroclear Belgium	NBB (National Bank of Belgium)
Bermuda	The Bank of Bermuda Limited	BSD (Bermuda Securities Depository)
Botswana	Barclays Bank of Botswana Limited	CSDB (Central Securities Depository of Botswana)
Brazil	HSBC Bank Brasil S.A. Banco Multiplo	CBLC (Companhia Brasileira de Liquidacao e de Custodia)	CETIP (Central de Custodia e de Liquidacao Financiera de Titulos Privados)	SELIC (Sistema Especial de Liquidacao e Custodia)
Bulgaria	ING Bank N.V.	BNB (Bulgaria National Bank)	CDAD (Central Depository A.D.)
Canada	Canadian Imperial Bank of Commerce	CDS (The Canadian Depository for Securities Limited)
Canada	Royal Bank of Canada
Chile	Banco Santander Chile	DCV (Deposito Central de Valores S.A.)
China (Shanghai)	HSBC Bank (China) Company Limited	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch)
China (Shenzhen)	HSBC Bank (China) Company Limited	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Limited, Shenzhen Branch)
Colombia	Santander Investment Trust Colombia S.A.	DCV (Deposito Central de Valores)	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)
Croatia	Privredna banka Zagreb d.d.	SKDD (Central Depository and Clearing Company Inc. - Sredisnje klirinsko depozitarno drustro, d.d.)
Cyprus	Marfin Popular Bank Public Company Ltd.	CSD (Cyprus Stock Exchange Central Securities Depository)
Czech Republic	UniCredit Bank Czech Republic a.s.	SCP (Stredisko cennych papiru - Ceska republica)	CNB (Ceska Narodni Banka)
Denmark	Nordea Bank Danmark A/S	VP (VP Securities A/S)
Egypt	Citibank, N.A.	MCDR (Misr for Clearing, Depository and Central Registry)	CBE (Central Bank of Egypt)
Estonia	Swedbank AS	ECDS (Estonian Central Depository for Securities Limited)
Finland	Nordea Bank Finland Plc	Euroclear Finland (Euroclear Finland Ltd)
France	BNP Paribas Securities Services S.A.	Euroclear France (Euroclear France S.A.)
France	Societe Generale
Germany	Deutsche Bank AG	CBF (Clearstream Banking AG (Frankfurt)
Germany	J.P. Morgan AG
Ghana	Barclays Bank of Ghana Limited	BOG (Bank of Ghana)
Greece	HSBC Bank PLC	CSD (Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry)	BoG (Bank of Greece)
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	HKSCC (Hong Kong Securities Clearing Company Limited)	HKMA CMU (Hong Kong Monetary Authority Central Moneymarkets Unit)
Hungary	Deutsche Bank Zrt.	KELER Zrt. (Central Clearing House and Depository (Budapest) Ltd.)
Iceland*	Islandsbanki hf.	ISD (The Islandic Securities Depository)
India	The Hongkong and Shanghai Banking Corporation Limited	NSDL (National Securities Depository Limited)	CDSL (Central Depository Services (India) Limited)	RBI (Reserve Bank of India)
India	Standard Chartered Bank
Indonesia	Deutsche Bank AG	KSEI (PT Kustodian Sentral Efek Indonesia)	Bank Indonesia
International Securities Market	Euroclear Bank	Euroclear Bank (Euroclear Bank S.A./N.V.)	CBL (Clearstream Banking, S.A.)
Ireland	Bank of Ireland	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)
Israel	Bank Leumi le-Israel B.M.	TECH (Tel Aviv Stock Exchange Clearing House Ltd.)
Italy	Intesa Sanpaolo S.p.A.	Monte Titoli S.p.A.
Ivory Coast*	Societe Generale de Banques en Cote d'Ivoire	DC/BR (Le Depositaire Central / Banque de Reglement)
Jamaica*	To Be Determined	JCSD (Jamaica Central Securities Depository)
Japan	Mizuho Corporate Bank, Limited	JASDEC (Japan Securities Depository Center, Incorporated)	BoJ (Bank of Japan)
Japan	The Bank of Tokyo-Mitsubishi UFJ Limited, Tokyo
Jordan	HSBC Bank Middle East Limited	SDC (Securities Depository Center)
Kazakhstan	SB HSBC Bank Kazakhstan JSD	CSD (Central Securities Depository CJSC)
Kenya	Barclays Bank of Kenya Limited	CBCD (Central Bank Central Depository)	CDSC (Central Depository and Settlement Corporation Limited)
Kuwait	HSBC Bank Middle East Limited	KCC (The Kuwait Clearing Company S.A.K.)
Latvia	Swedbank AS	LCD (Latvian Central Depository)
Lebanon	HSBC Bank Middle East Limited	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	BDL (Banque du Liban)
Lithuania	AB SEB Bankas	CSDL (Central Securities Depository of Lithuania)
Luxembourg	BGL S.A.	CBL (Clearstream Banking, S.A.)
Malaysia	HSBC Bank Malaysia Berhad	Bursa Depository (Bursa Malaysia Depository Sdn Bhd)	BNM (Bank Negara Malaysia)
Malta	HSBC Bank Malta p.i.c.	CSD (The Central Securities Depository)
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	CDS (Central Depository and Settlement Company Limited)	BOM (Bank of Mauritius)
Mexico	Banco Nacional de Mexico, S.A.	INDEVAL (S.D. INDEVAL S.A. de C.V.)
Morocco	Societe Generale Marocaine de Banques	Maroclear
Namibia	Standard Bank Namibia Limited
Netherlands	BNP Paribas Securities Services S.A.	Euroclear Nederland
New Zealand	National Australia Bank Limited, Auckland (National Nominees Limited)	NZCSD (New Zealand Central Securities Depository)
Nigeria	Stanbic IBTC Bank Plc	CSCS (Central Securities Clearing System Limited)
Norway	Nordea Bank Norge ASA	VPS (Verdipapirsentralen ASA)
Oman	HSBC Bank Middle East Limited	MDSRC (The Muscat Depository and Securities Registration Company, S.A.O.C.)
Pakistan	Standard Chartered Bank (Pakistan) Limited	CDC (Central Depository Company of Pakistan Limited)	SBP (State Bank of Pakistan)
Panama	HSBC exited xustody business, no other custody providers, thus Panama no longer part of Custody Network.	LATINCLEAR (Central Latinoamericana de Valores, S.A.)
Peru	Citibank del Peru S.A.	CAVALI (CAVALI ICLV S.A.)
Philippines	The Hongkong and Shanghai Banking Corporation Limited	PDTC (Philippine Depository and Trust Corp.)	RoSS (Register of Scripless Securities)
Poland	Bank Handlowy w. Warszawie S.A.	NDS (National Depository for Securities S.A.)	RPW (Registry of Securities)
Portugal	Banco Espirito Santo, S.A.	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)
Qatar	HSBC Bank Middle East Limited	QE (Qatar Exchange)
Romania	ING Bank N.V.	CD S.A. (Central Depository S.A.)	NBR (National Bank of Romania)
Russia*	J.P. Morgan Bank International (Limited Liability Company)	VTB (Vneshtorgbank)	NDC (The National Depository Center)	DCC (Depository Clearing Company)
Russia	ING Bank (Eurasia) ZAO (Closed Joint Stock Company)
Saudi Arabia	SABB Securities Limited	Tadawul (The Saudi Securities Exchange (Tadawul) Company)	SAMA (Saudi Arabian Monetary Authority)
Serbia	UniCredit Bank Srbija a.d.	CSD (Central Securities Depository and Clearing House for Serbia)
Singapore	DBS Bank Ltd., Singapore	CDP (The Central Depository (Pte) Limited)	MAS (Monetary Authority of Singapore)
Slovak Republic	UniCredit Bank Slovakia a.s.	CDCP (Centralny depozitar cennych papierov SR, a.s.)
Slovenia	UniCredit Banka Slovenija d.d.	KDD (Centralna klirinsko depotna druzba d.d.)
South Africa	FirstRand Bank Limited	Strate Ltd. (Strate Central Securities Depository)
South Korea	Standard Chartered First Bank Korea Limited	KSD (Korea Securities Depository)
Spain	Santander Investment, S.A.	IBERCLEAR (Sociedad de Gestion de los Sistemas de Registro, Compensacion y Liquidacion de Valores, S.A.)
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	CDS (Central Depository System (Private) Limited)	LankaSecure
Sweden	Skandinaviska Enskilda Banken AB (publ)	Euroclear Sweden (Euroclear Sweden AB)
Sweden	Nordea Bank AB (publ)
Switzerland	UBS AG	SIX SIS (SIX SIS AG)
Taiwan	JPMorgan Chase Bank, N.A.	TDCC (Taiwan Depository and Clearing Corporation)	CBC (Central Bank of the Republic of China)
Thailand	Standard Chartered Bank (Thai) Public Company Limited	TSD (Thailand Securities Depository Company Limited)
Tunisia	Banque Internationale Arabe de Tunisie, S.A.	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)
Turkey	Citibank A.S.	CRA (Central Registry Agency)	CBoT (Central Bank of Turkey)
Ukraine*	ING Bank Ukraine	AUSD (All Ukrainian Securities Depository)
United Arab Emirates - DFM	HSBC Bank Middle East Limited	DFM (Dubai Financial Market)
United Arab Emirates - NASDAQ Dubai	HSBC Bank Middle East Limited	NASDAQ Dubai (NASDAQ Dubai Limited)
United Arab Emirates - ADX	HSBC Bank Middle East Limited	ADX (Abu Dhabi Securities Exchange)
United Kingdom	JPMorgan Chase Bank, N.A.	Euroclear UK & Ireland (Euroclear UK & Ireland Limited)
United Kingdom	Deutsche Bank AG, London (The Depository and Clearing Centre)
United States	JPMorgan Chase Bank, N.A.	DTC (The Depository Trust Company)	FRB (Federal Reserve Bank)
Uruguay	Banco Itaú Uruguay S.A.	BCU (Banco Central del Uruguay)
Venezuela	Citibank, N.A.	BCV (Banco Central de Venezuela)	CVV (Caja Venezolana de Valores, S.A.)
Vietnam	HSBC Bank (Vietnam) Ltd.	VSD (Vietnam Securities Depository)
Zambia	Barclays Bank Zambia Plc	CSD (LuSE Central Shares Depository Limited)	BoZ (Bank of Zambia)
Zimbabwe*	Barclays Bank of Zimbabwe Limited

*Restricted Service Only

Each of the Investment Companies Listed on

Appendix "A" Attached Hereto, on

Behalf of Each of Their Respective Portfolios

By:/s/Paul Murphy

Name: Paul Murphy

Title: Assistant Treasurer

JPMorgan Chase Bank

By:/s/R.A. Stiefvater

Name: R.A. Stiefvater

Title: Vice President